Exhibit 10.24
THIRD AMENDMENT TO THE
ENERGIZER HOLDINGS, INC.
EXECUTIVE SAVINGS INVESTMENT PLAN

WHEREAS, Energizer Holdings, Inc. (Company) previously adopted the Energizer Holdings, Inc. Executive Savings Incentive Plan (Plan), effective as of July 1, 2015; and

WHEREAS, the Energizer Benefits Committee (Committee) reserved the right to amend the Plan pursuant to Section 7.1 thereof; and

WHEREAS, effective December 31, 2018, the Committee desires to amend the Plan to clarify the eligibility provisions therein.

NOW, THEREFORE, effective December 31, 2018, the Plan is amended as follows:

1. Sections 2.2 and 2.3 are deleted in their entirety and replaced with the following:

2.2 Other Employees. An Employee who is not covered under Section 2.1 shall be eligible to participate in the Plan if he or she is designated in Band 1 under the Energizer Human Resources Information System then in place (Band 1) during a Year and remains in Band 1 as of the January 1 of the next Year.

2.3 Initial Enrollment. An Employee who becomes eligible under Section 2.2 may not make an election to defer Compensation in accordance with Section 3.1 until the open enrollment period for the Year following the Year in which he or she initially becomes eligible.

2. Section 2.5 is deleted in its entirety and replaced with the following:

2.5 Termination of Coverage. A Participant (including a Participant listed on Appendix I) shall no longer be eligible to participate in the Plan (including the right to defer Compensation pursuant to the Plan) effective as of the first payroll period beginning after the earlier of the following dates:

(a) The date the Participant incurs a Termination of Employment; or

(b) The last day of the Year in which the Participant ceases to meet the eligibility requirements of either Section 2.1 or Section 2.2 of the Plan.

Such Participant shall continue to be a Participant in the Plan for all other purposes until distribution of his or her account.

IN WITNESS WHEREOF, this Third Amendment is hereby executed by a duly authorized officer of the Committee as of the date indicated below.

ENERGIZER HOLDINGS, INC.

By Emily K. Boss

Title General Counsel

Date August 8, 2018